Exhibit 99.1
NEWS

MSC INDUSTRIAL SUPPLY CO. HAS NAMED ROB KUHNS CHIEF FINANCIAL OFFICER

MELVILLE, N.Y. and DAVIDSON, N.C. (SEPTEMBER 8, 2026) - MSC INDUSTRIAL SUPPLY CO. (NYSE: MSM) (“MSC,” “MSC Industrial,” the “Company,” “we,” “us,” or “our”), a leading North American distributor of a broad range of metalworking and maintenance, repair and operations (MRO) products and services, today announced that it has named Rob Kuhns to the role of Executive Vice President and Chief Financial Officer.

Kuhns brings over 30 years of financial expertise to the role. He most recently served as Vice President and Chief Financial Officer at TopBuild Corp., a leading distributor of insulation and building products, where he helped drive market capitalization growth from $6B to $14B through disciplined capital allocation, strategic acquisitions, and operational execution.

“We are very much looking forward to welcoming Rob to the MSC leadership team as our new CFO,” said Martina McIsaac, President and CEO of MSC. “He is an accomplished leader with deep knowledge of financial strategy and a proven track record of delivering profitable growth. Combined with his extensive experience in industrial and distribution industries and his broad financial leadership expertise, Rob will be instrumental as we continue to advance our strategy, evolve to achieve our long-term financial targets and create value for all stakeholders.”

Prior to his tenure with TopBuild Corp., Kuhns held various senior corporate finance roles at Mohawk Industries, NCH Corporation, and Ingersoll Rand. He earned a bachelor’s degree in accounting from Shippensburg University and his master’s degree in business administration from Southern Methodist University.

Kuhns will be based at MSC’s corporate office in Davidson, North Carolina.

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Contact Information
Investors:	Media:
Ryan Mills, CFA	Leah Kelso
VP, Investor Relations & Business Development	VP, Communications & Sales Enablement
Rmills@mscdirect.com	Leah.Kelso@mscdirect.com

About MSC Industrial Supply Co.
MSC Industrial Supply Co. (NYSE: MSM) is a leading North American distributor of a broad range of metalworking, maintenance, repair and operations (MRO), and production fastener and hardware products and services. With approximately 2.5 million products, industry‑leading inventory management and supply chain solutions, and more than 80 years of experience, we help customers improve productivity, profitability, and operational performance.

Our team of over 7,000 associates partners closely with customers across industries to keep their operations running efficiently today while enabling them with insights and comprehensive solutions to continually rethink, retool, and optimize for a more productive tomorrow.

For more information on MSC Industrial, please visit mscdirect.com.

515 Broadhollow Road, Suite 1000, Melville, New York 11747 | 525 Harbour Place Drive, Davidson, North Carolina 28036 | mscdirect.com

Cautionary Note Regarding Forward-Looking Statements
Statements in this press release may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of present or historical fact, that address activities, events or developments that MSC expects, believes or anticipates will or may occur in the future, including statements about results of operations and financial condition, expected future results, expected benefits from our investment and strategic plans and other initiatives, and expected future growth and profitability, are forward-looking statements. The words “will,” “may,” “believes,” “anticipates,” “thinks,” “expects,” “estimates,” “plans,” “intends” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. In addition, statements which refer to expectations, projections or other characterizations of future events or circumstances, statements involving a discussion of strategy, plans or intentions, statements about management’s assumptions, projections or predictions of future events or market outlook and any other statement other than a statement of present or historical fact are forward-looking statements. The inclusion of any statement in this press release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. In addition, new risks may emerge from time to time and it is not possible for management to predict such risks or to assess the impact of such risks on our business or financial results. Accordingly, future results may differ materially from historical results or from those discussed or implied by these forward-looking statements. Given these risks and uncertainties, the reader should not place undue reliance on these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: general economic conditions in the markets in which we operate; changing customer and product mixes; volatility in commodity, energy and labor prices, and the impact of prolonged periods of low, high or rapid inflation; competition, including the adoption by competitors of aggressive pricing strategies or sales methods; industry consolidation and other changes in the industrial distribution sector; the applicability of laws and regulations relating to our status as a supplier to the U.S. government and public sector; the credit risk of our customers; our ability to accurately forecast customer demands; interruptions in our ability to make deliveries to customers; supply chain disruptions; our ability to attract and retain sales and customer service personnel; the risk of loss of key suppliers or contractors or key brands; changes to trade policies or trade relationships, including tariff policies; risks associated with opening or expanding our customer fulfillment centers; our ability to estimate the cost of healthcare claims incurred under our self-insurance plan; interruption of operations at our headquarters or customer fulfillment centers; products liability due to the nature of the products that we sell; impairments of goodwill and other indefinite-lived intangible assets; the impact of climate change; operating and financial restrictions imposed by the terms of our material debt instruments; our ability to access additional liquidity; the significant influence that our principal shareholders will continue to have over our decisions; our ability to execute on our E-commerce strategies and maintain our digital platforms; costs associated with maintaining our information technology (“IT”) systems and complying with data privacy laws; disruptions or breaches of our IT systems or violations of data privacy laws, including such disruptions or breaches in connection with our E-commerce channels; risks related to online payment methods and other online transactions; the retention of key management personnel; litigation risk due to the nature of our business; failure to comply with environmental, health, and safety laws and regulations; and our ability to comply with, and the costs associated with, social and environmental responsibility policies. Additional information concerning these and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual and Quarterly Reports on Forms 10-K and 10-Q, respectively, and in the other reports and documents that we file with the United States Securities and Exchange Commission. We expressly disclaim any obligation to update any of these forward-looking statements, except to the extent required by applicable law.
515 Broadhollow Road, Suite 1000, Melville, New York 11747 | 525 Harbour Place Drive, Davidson, North Carolina 28036 | mscdirect.com